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                                                                   EXHIBIT 10.10

                                    AGREEMENT


         THIS AGREEMENT (the "Agreement") is made and entered into as of the 9th day of December, 2000, (the "Effective Date"), by and between Michael Good, an individual ("Good") and PETSVETSANDYOU.COM, INC., a Florida corporation ("PVY").


                                   WITNESSETH:

         WHEREAS, PVY is a corporation whose shareholders are primarily practicing veterinarians and other veterinary and pet care professionals, and that provides a number of products and services to its veterinary shareholders and other veterinary professionals as part of its business; and

         WHEREAS, PVY has entered into an agreement with Veterinary Products, Inc. ("VPI") dated on or about the date hereof (the "VPI Agreement") pursuant to which VPI, a national cooperative veterinary buying group will sell veterinary services and products to PVY's shareholders; and

         WHEREAS, Pinnacle Pet Supply, Inc. ("Pinnacle") engages in the business of providing billing and management services for VPI; and

         WHEREAS, Good is a shareholder, director and officer of VPI and Pinnacle and desires in his capacity as such to use his best efforts to further the purposes of the VPI Agreement; and

         WHEREAS, Good and PVY have agreed that it is mutually beneficial for PVY and Good to enter into this agreement to facilitate the purposes of the parties as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. PVY REPRESENTATION ON BOARD OF DIRECTORS. Good agrees as a shareholder and director of VPI and Pinnacle to use his best efforts to ensure that Eduardo Garcia, D.V.M. is elected as a voting member of the Board of Directors of VPI and a voting member of the Board of Directors of Pinnacle from the Effective Date of this Agreement, and for the term of, the VPI Agreement.

         2. AMENDMENT TO MANAGEMENT AGREEMENT. Good further agrees as a shareholder, director and officer of VPI and Pinnacle to use his best efforts to amend that certain Management Agreement between VPI and Pinnacle dated May 1, 1997 as follows:


                  (a) to amend Section 1 to extend the term of the contract to April 30, 2004; and


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                  (b)      to amend Section 4 to extend the payment date
necessary for VPI to avoid interest penalties from 15 days to 30 days.

         3. EQUITABLE RELIEF. Good acknowledges that in the event of his breach of any of the provisions in this Agreement, monetary damages and other legal remedies will be inadequate relief for PVY. Accordingly, Good agrees that PVY shall have the right to seek equitable relief in such event, on both its own behalf and that of Eduardo Garcia, D.V.M., including, without limitation, injunctive relief compelling Good to specifically perform his obligations hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.



                                           PETSVETSANDYOU.COM, INC.


/s/ Michael Good                           By: /s/ James J. Carlstedt
---------------------------                   ---------------------------------
    Michael Good                              James J. Carlstedt, President

         ("Good")                                         ("PVY")